EXHIBIT 4.16

October 25, 2002

U S Liquids Inc.
411 N. Sam Houston Pkwy. E.
Houston, TX 77060
Attention: Treasurer

     Re: Waiver, Tenth Amendment and Consent

Ladies and Gentlemen:

     Please refer to the Second Amended and Restated Credit Agreement dated as of February 3, 1999 (as amended, the “Credit Agreement”) among U S Liquids Inc. (the “Company”), various financial institutions and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as Agent. Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement.

     1.     Introduction.

     (a)  The Company has advised the Agent and the Banks that an Unmatured Event of Default resulting from the resignation by Michael P. Lawlor from his position as the Chairman of the Board and Chief Executive Officer of the Company, which was previously waived by the Required Banks pursuant to a waiver letter dated October 4, 2002 (the “Prior Waiver Letter”), continues to exist and could mature into an Event of Default.

     (b)  The Company has requested that the Required Banks agree to certain modifications to the calculations of the financial covenants set forth in Section 10.6.1 (Net Worth) and Sections 10.6.3 and 11.2.1(e) (Funded Debt to Adjusted EBITDA Ratio) of the Credit Agreement.

     (c)  The Company has advised the Agent and the Banks that it plans to consummate the Trinity Acquisition (as defined in the Prior Waiver Letter) on or prior to November 15, 2002.

     2.     Waiver, Amendments and Consent.

     (a)  At the Company’s request, and subject to the agreements of the Company set forth herein, the Required Banks hereby waive through December 31, 2002 the Unmatured Event of Default and Event of Default described in Section 1(a) (collectively the “Waived Defaults”); provided that this waiver shall terminate immediately upon (x) a breach of any of the terms of this letter or (y) the occurrence of any other Event of Default or Unmatured Event of Default under the Credit Agreement. Upon the termination or expiration of this waiver, the Waived Defaults shall be deemed immediately reinstated, and the Agent and the Banks may thereafter exercise their rights and remedies under the Credit Agreement with respect thereto without further notice.

     (b)  The Company and the Required Banks agree as follows:

(i) Notwithstanding anything in Credit Agreement to the contrary, at all times through December 30, 2002, the Company may subtract all FAS 142 Charges taken since December 31, 2001 in calculating the minimum required Net Worth required by Section 10.6.1 of the Credit Agreement (without regard to the $95,000,000 limitation set forth in clause (a) of such Section 10.6.1);

(ii) The table in Section 10.6.3 of the Credit Agreement is amended in its entirety to read as follows:

Funded Debt to
Period	Adjusted EBITDA Ratio

3/27/02 through 6/30/02	3.25 to 1.0
9/30/02	3.70 to 1.0
12/31/02 and thereafter	3.00 to 1.0.

(iii) Clause (i) of Section 11.2.1(e) of the Credit Agreement is amended in its entirety to read as follows:

"(i) at any time prior to December 30, 2002, 3.70 to 1.0 and”.

(iv) The following new Section 10.27 is added to the Credit Agreement in proper sequence:

“10.27 Accounts Receivable Coverage Ratio. Not permit the ratio of (a) the net book value of accounts receivable (determined in accordance with GAAP and by excluding all intercompany receivables) to (b) the Total Outstandings to be less than 0.32 to 1 as of October 31, 2002, November 28, 2002 or December 31, 2002.”

     (c)  The Required Banks agree that the Company may use the Earmarked Amount (as defined in the Prior Waiver Letter) to consummate the Trinity Acquisition so long as the Trinity Acquisition is consummated on or prior to November 15, 2002.

     3.     Terms and Conditions of Waiver, Amendments and Consent. In consideration of the foregoing waivers, amendments and consents, the Company agrees with the Agent and the Required Banks as follows:

     (a)  Limitation on Outstandings. The limitation on the Total Outstandings set forth in Section 3(a) of the Prior Waiver Letter shall remain in effect through December 31, 2002; provided that each of the amounts set forth in clauses (i) and (ii) of such Section 3(a) as the maximum amount of Total Outstandings permitted during the applicable period shall be reduced concurrently with, and in the amount of, any reduction in the Commitment Amount pursuant to Section 3(d)(i) of the Prior Waiver Letter.

     (b)  Reduction of the Commitment Amount; Mandatory Prepayment.

(i) Except to the extent modified below, the Company shall comply with the commitment reduction requirements set forth in Section 3(d) of the Prior Waiver Letter.

(ii) If the Trinity Acquisition is not consummated on or prior to November 15, 2002, the Earmarked Amount shall be immediately applied by the Company in accordance with Section 3(d)(iii) of the Prior Waiver Letter.

(iii) Notwithstanding the provisions of Section 6.2(b) of the Credit Agreement, the Company shall prepay Loans concurrently with, and in the amount of, any reduction in the Commitment Amount pursuant to Section 3(d)(i) of the Prior Waiver Letter.

     (c)  File Review. Without limiting the generality of any of the provisions of the Credit Agreement or any other Loan Document, the Company shall, and shall cause the Guarantors to, (i) continue to cooperate in the existing file review being undertaken by special counsel to the Agent, (ii) promptly execute and deliver any agreement, mortgage, financing statement, power of attorney or other instrument requested by such special counsel to be executed and delivered in order to clarify the implementation of (or to better implement) the provisions of the Loan Documents, and (iii) promptly reimburse the Agent for the fees and expenses arising in connection with such file review.

     4.     Effectiveness. This letter shall become effective upon receipt by the Agent of (a) counterparts hereof (or facsimiles thereof) executed by the Company and the Required Banks, (b) a confirmation of the Guarantors substantially in the form of Exhibit A, (c) a waiver fee in the amount of $124,000, to be shared among the Banks pro rata in accordance with their respective Percentages, (d) copies of resolutions of the Board of Directors of the Company authorizing the execution and delivery by the Company of this letter and the performance by the Company of its obligations hereunder, (e) a certificate of the General Counsel of the Company certifying the true legal name, chief executive office, jurisdiction of formation and state organizational identification number (as applicable) of each Subsidiary of the Company and (f) evidence that the Company has paid all fees and expenses of the Agent (including all attorneys’ fees and expenses) incurred on or prior to the date hereof.

     5.     Miscellaneous.

     (a)  This letter is limited to the matters specifically set forth herein and shall not be deemed to constitute a waiver or consent with respect to any other matter whatsoever. The Agent and the Banks hereby reserve all of their rights, powers and remedies under the Credit Agreement and applicable law.

     (b)  This letter may be executed in counterparts and by the parties hereto on separate counterparts.

     (c)  This letter shall be governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

     (d)  Except as otherwise expressly amended or modified herein, each of the Credit Agreement and the Prior Waiver Letter (including the representations, warranties, covenants and

Events of Default contained therein) shall remain in full force and effect and are hereby ratified and confirmed in all respects.

     Please acknowledge the foregoing by signing a copy of this letter and returning it to the Agent. Very truly yours,

Very truly yours,

BANK OF AMERICA, N.A., as Agent

By:

Title:

BANK OF AMERICA, N.A., as a Bank

By:

Title:

FLEET NATIONAL BANK

By:

Title:

BANK ONE, NA

By:

Title:

THE BANK OF NOVA SCOTIA

By:

Title:

UNION BANK OF CALIFORNIA

By:

Title:

COMERICA BANK

By:

Title:

WELLS FARGO BANK, N.A.
By:

Title:

BNP PARIBAS

By:

Title:

By:

Title:

ACKNOWLEDGED AND AGREED:

U S LIQUIDS INC.

By:

Title:

CONFIRMATION

Dated as of October __, 2002

To:	Bank of America, N.A., individually and as Administrative Agent, and the other financial institutions party to the Credit Agreement referred to below

     Please refer to the waiver, amendment and consent letter dated as of October __, 2002 (the “Waiver and Consent”) with respect to the Second Amended and Restated Credit Agreement dated as of February 3, 1999 (as amended, the “Credit Agreement”) among U S Liquids Inc., various financial institutions (the “Banks”) and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as administrative agent (the “Administrative Agent”).

     Each of the undersigned hereby confirms to the Administrative Agent and the Banks that such undersigned has received a copy of the Waiver and Consent and that, after giving effect to the Waiver and Consent and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

EARTH BLENDS, INC
MBO, INC
THE NATIONAL SOLVENT EXCHANGE CORP
PARALLEL PRODUCTS OF FLORIDA, INC
PARALLEL PRODUCTS OF KENTUCKY, INC
RE-CLAIM ENVIRONMENTAL LOUISIANA, L.L.C
ROMIC ENVIRONMENTAL TECHNOLOGIES CORPORATION
USL FIRST SOURCE, INC
U S LIQUIDS GREAT LAKES, INC
U S LIQUIDS OF HOUSTON, L.L.C
U S LIQUIDS OF DALLAS, L.L.C
U S LIQUIDS OF CENTRAL TEXAS, L.L.C
U S LIQUIDS OF CONNECTICUT, INC
U S LIQUIDS OF GREATER CHICAGO, INC
U S LIQUIDS OF PENNSYLVANIA, INC
U S LIQUIDS OF TEXAS, INC
U S LIQUIDS LP HOLDING CO
U S LIQUIDS NORTHEAST, INC
U S LIQUIDS TERMINAL SERVICES, INC
U S LIQUIDS OF DETROIT, INC
U S LIQUIDS OF FLORIDA, INC

USL ENVIRONMENTAL SERVICES, INC.
USL GENERAL MANAGEMENT, INC.
USL PARALLEL PRODUCTS OF CALIFORNIA
WASTE RESEARCH AND RECOVERY, INC.
WASTE STREAM ENVIRONMENTAL, INC.

By:

Name:

Title:

U S LIQUIDS OF LA., L.P.

By:	MBO, Inc., its General Partner

By:

Name:

Title:

USL MANAGEMENT LIMITED PARTNERSHIP

By:	USL General Management, Inc., its General Partner

By:

Name:

Title:

GEM MANAGEMENT, INC.

By:

Name:

Title: